Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John M. Daniel

Friday, April 29, 2005

(432) 620-0300

KEY ENERGY ANNOUNCES WAIVER FROM BANK LENDERS

 AND ANNOUNCES CONFERENCE CALL

MIDLAND, TX, April 29, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that the lenders under its revolving credit facility have amended the terms of the facility to extend to May 31, 2005, the date by which the Company must deliver audited financial statements for 2003. The lenders also agreed to extend until July 31, 2005 the date by which the Company must deliver quarterly financial statements and audited financial statements for 2004.  Accordingly, the Company continues to be able to borrow under the revolving credit facility and to obtain letters of credit.

The Company currently has outstanding borrowings of $48 million and outstanding letters of credit of $82.1 million.  In addition, as of April 27, 2005, the Company has cash balances of approximately $109.6 million. The Company believes that it has adequate cash flow and liquidity to fund its current activities. The terms of the amendment are otherwise similar to those set forth in the prior amendments announced on April 7, 2004, September 2, 2004, December 20, 2004 and March 31, 2005. The Company will pay waiver fees of approximately $375,000 to the lenders and an administrative fee to the administrative agent in consideration of the amendment.

The Company is in discussions with its equipment lessors in order to seek similar waivers.

CONFERENCE CALL

The Company intends to host a conference call the week of May 16, 2005 to provide an activity update, including a review of the first quarter 2005, unaudited select financial data as well as provide an update on the restatement process.  The Company intends to provide the details of the conference call next week.

Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 financial statements; risks arising from the delisting of the Company’s common stock, including reduced liquidity for the Company’s shares; decreases in institutional and other investor demand, analyst coverage, market-making activity, information regarding trading prices and volume, and willingness of broker-dealers to execute trades; and adverse impact on trading volume and market price of the common stock; risk that the NYSE will not re-list the Company’s common shares once all SEC financial filings have been made; risks affecting activity levels for rig hours, including demand for the Company’s services and pricing; the impact of

6 Desta Drive, Midland, TX 79705

professional and other costs related to the restatement process, SEC investigation and pending litigation; the risk that the Company may not be able to complete the restatement process and audit and file financial statements before May 31, 2005;  risks that the Company will not be able to obtain additional waivers from the lenders under its revolving credit facility in the event it is unable to issue its financial statements on or before the dates established in the April 2005 bank waiver and the bond holder waiver; and risks that the Company may not be able to obtain additional waivers from its equipment lessors.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.